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                                                                      EXHIBIT 10


                                 LOAN AGREEMENT



BANK:            FIRST UNION NATIONAL BANK OF FLORIDA ("Bank")
                 FL0070
                 214 NORTH HOGAN STREET
                 JACKSONVILLE, FL  32202

BORROWER(S):     METRETEK INCORPORATED ("Borrower")
                 300 NORTH DRIVE
                 MELBOURNE, FL  32934


This Loan Agreement ("Agreement") is entered into this 30th day of May, 1997, by and between Bank and METRETEK INCORPORATED, a corporation organized under the laws of the State of Florida.

Borrower has applied to Bank for a loan or loans (individually and collectively, the "loan") evidenced by one or more promissory notes (whether one or more, the "Note") as follows:

            o Revolver with termout - in the principal amount of $200,000.00, or such sum as may be advanced from time to time, as evidenced by the Promissory Note dated May 30, 1997.

            o Working Capital Line of Credit - in the principal amount of $400,000.00 as evidenced by the Promissory Note dated August 5, 1996, under which Borrower may borrow, repay, and reborrow, from time to time, so long as the total indebtedness outstanding at any one time does not exceed the principal amount. Bank's obligation to advance and readvance under the Line of Credit Note shall terminate if Borrower is in Default under the Line of Credit Note or in any event, on April 30, 1998, which constitutes an extension from original Promissory Note, unless renewed or extended by Bank in writing upon such terms then satisfactory to Bank.

            o Term Loan - in the original principal amount of $421,607.00, as evidenced by a Promissory Note dated August 5, 1996, with a balance outstanding of $210,803.51 as of the date of this Loan Agreement.


This Agreement applies to the loan and all Loan Documents. The terms "Loan Documents" and "Obligations", as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and the Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final





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payment in full of the Obligations:  ACCURATE INFORMATION.  All written information now and hereafter furnished to Bank by Borrower is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, including all contingent liabilities of every type, and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are (i) within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and (ii) do not (A) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (B) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (C) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. ASSET OWNERSHIP. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and that all such properties and assets are free and clear of mortgages, security deeds, pledges, liens charges, and all other encumbrances, except for those granted to Bank or as otherwise disclosed to Bank by Borrower in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. DISCHARGE OF LIENS AND TAXES. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. SUFFICIENCY OF CAPITAL. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the loan will not be insolvent within the meaning of 11 U.S.C. Section 101. COMPLIANCE WITH LAWS. Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. Section 3617 et seq.) or narcotics (including 21 U.S.C.
Section 801 et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. NO LITIGATION. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that has not been disclosed to Bank by Borrower in writing. ORGANIZATION AND AUTHORITY. Each Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorization, consents and approvals required to operate its business as now conducted. Each Borrower and any guarantor is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.





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AFFIRMATIVE COVENANTS.  Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: BUSINESS CONTINUITY. Borrower shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. MAINTAIN PROPERTIES. Borrower shall maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. ACCESS TO BOOKS & RECORDS. Borrower shall allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. INSURANCE. Borrower shall maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses, including, without limitation, commercial general liability insurance, workmen's compensation insurance, and business interruption insurance, and upon all Collateral (as defined in the Loan Documents) securing the Obligations, such insurance as specified in the Loan Documents; all acquired in such amounts and from such companies as the Bank may reasonably require. NOTICE OF DEFAULT AND OTHER NOTICES. I. NOTICE OF DEFAULT.
Borrower shall furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Note and Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. II. OTHER NOTICES. Borrower shall promptly notify Bank in writing of (A) any material adverse change in its financial condition or its business; (B) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owed by Borrower; (C) any material adverse claim against or affecting Borrower; or any part of its properties; (D) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (E) at least thirty
(30) days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's corporate or entity structure. COMPLIANCE WITH OTHER AGREEMENTS. Borrower shall comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the Note. PAYMENTS OF DEBTS.
Borrower shall pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. ESTOPPEL CERTIFICATE. Borrower, within fifteen (15) days of request by Bank, will furnish a written statement duly acknowledged of the amount due under the loan and whether offsets or defenses exist against the Obligations. DEPOSIT RELATIONSHIP. Borrower will maintain its primary depository relationship with Bank.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: GOVERNMENT INTERVENTION. Borrower shall not permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. PREPAYMENT OF OTHER DEBT. Borrower shall not retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. RETIRE OR REPURCHASE CAPITAL STOCK. Borrower shall not retire or otherwise acquire any of its capital stock. DEFAULT ON OTHER CONTRACTS OR OBLIGATIONS. Borrower shall not default on any material contract with or obligations when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. JUDGMENT ENTERED. Borrower shall not





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permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. CHANGE OF CONTROL. Borrower shall not make a material change of ownership that effectively changes control of Borrower. CROSS COLLATERAL. All loans with the Borrower shall be cross- collateralized. CROSS DEFAULT. No default shall occur in payment or performance of any obligation under any other loans, contracts, or agreements of Borrower, any subsidiary, or parent company, MARCUM NATURAL GAS SERVICES, INC., any general partner of or the holder(s) of the majority ownership interest of Borrower, with First Union or its affiliates. AGGREGATE INDEBTEDNESS. The aggregate of all loans is subject to total Bank debt not greater than the lesser of required monthly borrowing base certificate availability or balance of $400,000 line of credit plus the balance under both term loans. LOANS AND ADVANCES. Except for existing balances set forth in Schedule A attached, Borrower shall not during any fiscal year, make loans or advances, excepting ordinary course of business travel and expense advances, to Parent or any other Related Entity, which total more than thirty thousand dollars ($30,000) in the aggregate, except for loans and advances to the Guarantor of up to a maximum of $300,000 at any point during the fiscal year 1997, and all years thereafter, as long as such activity would not otherwise cause an event of default.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: CURRENT RATIO. Borrower shall, at all times, maintain a Current Ratio of not less than 2.00 to 1.00. "Current Ratio" shall mean the ratio of current assets adjusted for accounts receivable from affiliates divided by current liabilities adjusted for accounts payable to affiliates. TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. Borrower shall, at all times, maintain a ratio of Total Liabilities, reduced by debt fully subordinated to the loan, divided by Tangible Net Worth of not more than .75 to
1.00. For purposes of this computation, "Total Liabilities" shall mean all liabilities, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis. "Tangible Net Worth" shall mean total assets minus total liabilities. For purposes of this computation, the aggregate amount of any intangible asset of Borrower including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names, shall be subtracted from total assets. WORKING CAPITAL. Borrower shall, at all times, maintain Working Capital of at least One Million Eight Hundred Thousand dollars ($1,800,000). "Working Capital" shall mean current assets minus current liabilities. For purposes of this computation, current assets shall mean all assets computed in accordance with GAAP, adjusted for accounts receivable from affiliates, and current liabilities shall mean all liabilities computed in accordance with GAAP, adjusted for accounts payable to affiliates. DIVIDENDS. Borrower shall not, during any fiscal year, declare or pay dividends.

FINANCIAL REPORTS. Borrower agrees to the following provision(s) from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: ANNUAL FINANCIAL STATEMENTS.
Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, unaudited management-prepared consolidated financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules. Such statements shall be certified by the Chief Financial Officer or President of the Borrower, or the Controller of the Guarantor as being true and accurate. ACCOUNTS RECEIVABLE AGING. Borrower shall, from time to time hereafter but not less than monthly deliver to Bank within 30 days of the end of each such period, a detailed aging of accounts by total, a summary aging of accounts by customer, and a reconciliation statement. Said aging should also include the original date of each invoice. OTHER FINANCIAL INFORMATION.





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Borrower shall deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.

CONDITIONS PRECEDENT. (I) PRIOR TO INITIAL AND SUBSEQUENT ADVANCES. The obligations of Bank to make the initial advance and any subsequent advances for the loan pursuant to this Agreement are subject to the following conditions precedent: COMPLIANCE WITH LOAN DOCUMENTS. Borrower's full compliance with the Loan Documents. ADDITIONAL DOCUMENTS. Receipt by Bank of such additional supporting documents as Bank reasonably requests. (II) PRIOR TO INITIAL ADVANCE. The obligations of Bank to make the initial advance for the loan pursuant to this Agreement are subject to the following conditions precedent:
RESOLUTIONS. Bank shall have received from Borrower, as applicable, certified copies of resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement and all other Loan Documents.

BORROWING BASE. As to the Line of Credit Note in the principal amount of $400,000.00, the following provision shall apply:

BORROWING LIMITATION. The maximum principal amount that Borrower may borrow shall be the lessor of the principal amount stated in the line of credit Note or the maximum principal amount allowed under the addendum (the "Maximum Principal Amount"). The Maximum Principal Amount shall be an amount equal to 75% of the net amount of Eligible Domestic Accounts, 55% of the net amount of Eligible Foreign Accounts, plus 50% of an amount equal to its value of Eligible Inventory, less the amount of any reserve required by the Bank. The inventory advance shall be limited to no greater than $400,000.

"Eligible Domestic Accounts" refers to an account receivable not more than sixty (60) days after the due date of the invoice that arises in the ordinary course of Borrower's business and meets the following eligibility requirements:
(a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; except for accounts arising from software maintenance agreements or contracts, or which do not represent a final sale;
(b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in the United States; (e) the account debtor is not a subsidiary or affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (f) not more than fifty percent of the original invoices owing the Borrower by the account debtor are more than 60 days from the date of the original invoice.

"Eligible Foreign Accounts" refers to an account receivable owed by an account debtor including, without limitation, Metretek Europe, with an invoice address outside the United States which otherwise meet the criteria of the Eligible Domestic Account.

"Eligible Inventory" means the inventory of raw materials in Borrower's possession that is held for use or sale in the ordinary course of the Borrower's business and is merchantable and is not obsolete, and is subject to a first priority security interest in favor of Bank. The value of the Inventory will be determined by Bank and will be valued at the lower of cost or market on a first- in, first-out basis.

"Reserves" may be required at any time and from time to time by the Bank without prior notice to Borrower in amounts deemed by to be adequate to reserve against outstanding letter of credit, outstanding bankers acceptances, Borrower's obligations to Bank or its affiliates or any guaranties or other contingent debt of Borrower.





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REQUIRED REPORTS.  Within 30 days of the end of each month, the Borrower shall certify to Bank, the amount of Eligible Accounts and the value of Eligible Inventory, on forms required by Bank together with all detail and supporting documents requested by Bank. Bank may at any time and from time to time, during Bank's normal business hours, enter upon any business premises of Borrower and audit Borrower's accounts and inventory. Bank's determination of the amount of Eligible Accounts and the value of Eligible Inventory shall at all times be indisputable and deemed correct. The Borrower, at all times, shall cooperate with Bank without limitation by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

CONTINUING REPRESENTATIONS. Borrower warrants and represents as a continuing warranty, that so long as principal is outstanding under the Line of Credit Note, the outstanding principal balance shall not exceed the lesser of the Maximum Principal Amount or the principal amount stated in the Line of Credit Note (the "Borrowing Limit"). Borrower agrees to pay any advances in excess of the Borrowing Limit within ten (10) business days upon receipt by Borrower of written notice that the Borrowing Limit has been exceeded.


IN WITNESS WHEREOF, Borrower, on the day and year first written above, has caused this Agreement to be executed under seal.


                                        METRETEK INCORPORATED


Corporate                               By: /s/ Ronald W. McKee
Seal                                        ------------------------------------
                                            Ronald W. McKee
                                            President


TAXPAYER IDENTIFICATION NUMBER(S):

                  METRETEK INCORPORATED             59-1716210





                                        FIRST UNION NATIONAL BANK OF FLORIDA



                                        By: /s/ Ralph Betancourt
                                            ------------------------------------
                                            Ralph Betancourt
                                            Asst Vice President





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